Exhibit 2.5

AMENDMENT NO. 4 TO
ASSET PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is dated as of December 16, 2016, by and among Implant Sciences Corporation, a Massachusetts corporation (the “Company”), C ACQUISITION CORP., a Delaware corporation, ACCUREL SYSTEMS INTERNATIONAL CORPORATION, a California corporation, and IMX ACQUISITION CORP., a Delaware corporation (each, including the Company, a “Seller” and collectively, the “Sellers”), and  L-3 Communications Corporation, a Delaware corporation (“Buyer”).  Sellers and Buyer are referred to collectively herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, Sellers and Buyer are parties to that certain Asset Purchase Agreement dated as of October 10, 2016, as amended by that certain Amendment No. 1 to Asset Purchase Agreement, dated as of October 20, 2016, by that certain Amendment No. 2 to Asset Purchase Agreement, dated as of  October 28, 2016 and by that certain Amendment No. 3 to Asset Purchase Agreement, dated as of  November 15, 2016 (as amended, the “Agreement”); and

WHEREAS, Sellers and Buyer desire to amend the terms of the Agreement on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.

Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

2.

Amendments to the Agreement.  Section 1.2 of the Agreement is hereby amended by deleting clause (j) in its entirety and replacing it with the following new clause (j): “(i) all Causes of Action against any of Platinum Partners Value Arbitrage Fund L.P., DMRJ Group LLC, Monsant Partners, BAM Administrative Services LLC, or any of their respective Affiliates, agents or representatives and (ii) all Causes of Action against any holder of any Claim against any Seller that could be asserted as a defense, counterclaim, or right of recoupment or setoff in respect of any Claim or Cause of Action brought, commenced or asserted by any Person against any Seller; and”.

3.

Closing Date.  Pursuant to Section 1.7 of the Agreement, Sellers and Buyer agree that Closing shall take place on January 5, 2017, subject to the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article VIII of the Agreement, unless another time or date is agreed to in writing by the Parties.

4.

References to the Agreement.  After giving effect to this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment and all references in the exhibits to the Agreement and in the Seller Disclosure Schedule to “the Agreement” shall refer to the Agreement as amended by this Amendment.

5.

Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.  Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

6.

Terms of Agreement.  Except as expressly amended by this Amendment, the terms of the Agreement shall remain unchanged and continue in full force and effect.

7.

Governing Law.  This Agreement shall in all aspects be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, and the obligations, rights and remedies of the Parties shall be determined in accordance with such Laws.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

L-3 COMMUNICATIONS CORPORATION

By:___/s/ David Reilly_________________

Name: David Reilly

Title:   Vice President

IMPLANT SCIENCES CORPORATION

By:___/s/_William J. McGann___________

Name: William J. McGann

Title:    President

C ACQUISITION CORP.

By:___/s/_William J. McGann___________

Name: William J. McGann

Title:    President

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

By:___/s/_William J. McGann___________

Name: William J. McGann

Title:    President

IMX ACQUISITION CORP.

By:___/s/_William J. McGann___________

Name:  William J. McGann

Title:    President

[Signature Page to Asset Purchase Agreement Amendment No. 4]